UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2009

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as

Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California		92660
(Address of Principal Executive Offices)		(ZIP Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2009, the Board of Directors (the “Board”) of Nationwide Health Properties, Inc. (the “Company”) amended and restated the bylaws of the Company (the “Amended and Restated Bylaws”). The following is a summary of the material changes to the bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Article II, Section 2, Article VI, Section 2 and Article VIII, Section 4 were revised to delete obsolete provisions relating to “Independent Directors.”

Article II, Section 2 was revised to require a special meeting of stockholders to be called upon a written request from a stockholder (or group of stockholders) representing at least a majority of the outstanding voting power. The Amended and Restated Bylaws also set forth procedures that a stockholder must follow in order to request a special meeting. Prior to the amendment, the bylaws did not have any provisions relating to a stockholder’s ability to request a special meeting.

Article II, Section 3 and Article III, Sections 9 and 10 were revised to permit delivery of certain documents by electronic transmission.

Article II, Section 8 was revised to require additional information from a stockholder who wants to nominate an individual for election to the Board or propose other business to be considered by stockholders at an annual meeting. The changes require the stockholder to provide information regarding any hedging activity that the stockholder may have engaged in with respect to the Company’s stock during the preceding year.

Article III, Section 15, which had specified certain enumerated powers of the Company’s directors, has been deleted.

Article IV, Section 3 was amended to remove a provision that required the Audit Committee to be responsible for determining that the business practices and conduct of employees comply with the Company’s policies and procedures. The Company’s Business Code of Conduct & Ethics specifies that the Audit Committee is responsible for monitoring activities of senior management in ensuring that the code is implemented.

Article V, Section 5 was modified to indicate that a Vice President may perform the duties of the President if the President is absent or unable to act.

Article VI, Section 2 was revised to specify that, consistent with Maryland law, if the Board appoints a new director to fill a vacancy, then that new director only holds office until the next annual meeting of stockholders, and until his successor is elected and qualified.

Article VIII, Section 6 no longer requires each inspector of an election to sign an oath.

Article IX, Section 1 was revised to eliminate the ability of stockholders to amend the bylaws by written consent of the holders of a majority of the outstanding shares. This change conforms the bylaws to applicable Maryland law, under which any such action can only be taken at a meeting of stockholders or by unanimous written consent of all stockholders.

Item 8.01	Other Events.

On February 10, 2009, the Board of the Company elected Douglas M. Pasquale as Chairman of the Board and Robert D. Paulson as Lead Independent Director. Both Mr. Pasquale and Mr. Paulson are currently directors, and Mr. Pasquale is the President and Chief Executive Officer of the Company. These appointments will take effect prior to this year’s Annual Meeting of Stockholders. Mr. Pasquale will succeed Charles D. Miller, who will remain a director.

A copy of the press release announcing the appointments is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Bylaws of Nationwide Health Properties, Inc., as amended and restated on February 10, 2009.

99.1	Press Release, dated February 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: February 17, 2009	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Nationwide Health Properties, Inc., as amended and restated on February 10, 2009.

99.1	Press Release, dated February 10, 2009.